Exhibit 99.1
Validus Holdings, Ltd.
29 Richmond Road
Pembroke, HM 08 Bermuda

Validus Holdings, Ltd. Provides Initial Estimate of Net Losses
From October 2017 California Wildfires and Comments on U.S House and Senate Tax Reform Bills

PEMBROKE, Bermuda - December 7, 2017 - Validus Holdings, Ltd. (“Validus” or the “Company”) (NYSE: VR) today provided an initial estimate of Validus’ net losses from the October 2017 California Wildfires and commented on the current U.S. House and Senate tax reform bills.

Validus expects the net impact from the October 2017 California Wildfires to be $30.0 million. This estimate is based on Validus’ current evaluation of impacted contracts and information provided by customers and intermediaries. Validus’ actual loss from this event may vary materially from this estimate due to uncertainties inherent in this preliminary information.

The Company also announced today that, based on the text of the current U.S. House and Senate tax reform bills, it does not expect the potential changes to U.S. tax law to have a material impact on the Company’s results of operations.

About Validus Holdings, Ltd.
Validus is a holding company for reinsurance and insurance operating companies and investment advisors including Validus Reinsurance, Ltd. (“Validus Re”), Talbot Holdings Ltd. (“Talbot”), Western World Insurance Group, Inc. (“Western World”) and AlphaCat Managers, Ltd. (“AlphaCat”).
Validus Re is a global reinsurance group focused primarily on treaty reinsurance. Talbot is a specialty (re)insurance group primarily operating within the Lloyd's insurance market through Syndicate 1183. Western World is a U.S. specialty lines insurance group focused on excess and surplus lines. AlphaCat is a Bermuda based investment advisor managing capital for third parties and Validus in insurance linked securities and other property catastrophe and specialty reinsurance investments.

Cautionary Note Regarding Forward-Looking Statements

This press release may include forward-looking statements, both with respect to the Company and its industry, that reflect our current views with respect to future events and financial performance, and the Company may make related oral, forward-looking statements on or following the date hereof. Statements that include the words "expect", "intend", "plan", "believe", "project", "anticipate", “estimate”, “preliminary”, "will", "may" and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond the Company's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) the preliminary nature of reports and estimates of loss to date in connection with the October 2017 California Wildfires; 2) unpredictability and severity of catastrophic events; 3) rating agency actions; 4) adequacy of Validus' risk management and loss limitation methods; 5) cyclicality of demand and pricing in the insurance and reinsurance markets; 6) statutory or regulatory developments including as to whether any form of U.S. tax reform will become law and, if so, what provisions may be included in the final U.S. tax reform bill, reinsurance and other regulatory matters; 7) Validus' ability to implement its business strategy during "soft" as well as "hard" markets; 8) adequacy of Validus' loss reserves; 9) continued availability of capital and financing; 10) retention of key personnel; 11) competition; 12) potential loss of business from one or more major insurance or reinsurance brokers; 13) Validus' ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and

Exhibit 99.1
Validus Holdings, Ltd.
29 Richmond Road
Pembroke, HM 08 Bermuda

regulatory and reporting requirements; 14) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 15) the integration of businesses Validus may acquire or new business ventures Validus may start; 16) the effect on Validus' investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 17) acts of terrorism or outbreak of war; and 18) availability of reinsurance and retrocessional coverage, as well as management's response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Validus' most recent reports on Form 10-K and Form 10-Q and other documents of the Company on file with or furnished to the U.S. Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Validus or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Contacts:
Investors:
Validus Holdings, Ltd.
Investor.Relations@ValidusHoldings.com
+1-441-278-9000
or
Media:
Brunswick Group
Mustafa Riffat / Charlotte Connerton
+1-212-333-3810